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                                                                        REDACTED
                                                                   EXHIBIT 10.27

                          ADNM MERCHANDISER AGREEMENT

                This Agreement, dated as of June 7, 1999, between Winterland Concessions Company, a California corporation, doing business as "Winterland" ("Merchandiser"), 1951 Fairway Drive, San Leandro, CA 94577, and ARTISTdirect New Media, LLC ("ADNM"), 17835 Ventura Blvd., Suite 310, Encino, CA 91316, is being entered into in light of the following:

        A. Merchandiser is in the business of acquiring the right to use the names, photographs and other likenesses, biographical material and other personal identification (collectively, "Personal Identification") of musical artists in connection with the manufacture and sale of merchandise and the licensing of such rights to third parties.

        B. ADNM is in the business of developing and operating Internet retail storefronts for musical artists ("Artist Stores") that, among other things, sell merchandise containing the Personal Identification of the applicable artist.

        C. Merchandiser and ADNM are entering into this Agreement in order to set forth the terms and conditions upon which Merchandiser has agreed to accommodate ADNM in respect of developing and opening new Artist Stores featuring Merchandiser Artists (as defined below) and in the operation thereof.

                NOW, THEREFORE, in consideration of the foregoing and the mutual benefits contained herein, the parties hereto agree as follows:

        1. Term: The term of this Agreement (the "Term") shall be three (3) years commencing on the date of this Agreement.

        2. Signing Procedures:

                (a) As used herein, "Merchandiser Artist" shall mean, individually and collectively, each and every artist in respect of which Merchandiser has the exclusive right (sometimes referred to herein as the "Rights") to manufacture merchandise utilizing such artist's Personal Identification (including any entity furnishing the Personal Identification of such an artist). Merchandiser represents and warrants that (A) attached hereto as Exhibit A is a true and complete list of Merchandiser Artists as of the execution of this Agreement; and (B) the territory and duration of the Rights set forth on said Exhibit A are true and complete.

                (b) During the Term, Merchandiser agrees that, within a reasonable period of time after Merchandiser enters into an agreement with respect to a new Merchandiser Artist, Merchandiser shall notify ADNM of the applicable artist name(s), territory and duration of Rights, if any. Upon such notice, the applicable Merchandiser Artist shall be deemed added to said Exhibit A.

                (c) Merchandiser agrees to promptly notify ADNM if any of the information on said Exhibit A should change during the Term, as well as soon as the Rights in respect of an artist end (after which such artist shall be deemed deleted from said Exhibit A.)



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                (d) Said Exhibit A indicates with an asterisk (*) those
Merchandiser Artists in respect of which ADNM desires to enter into a Store Agreement as of the execution of this Agreement. ADNM shall have the right from time to time during the Term to notify Merchandiser that it desires to enter into a Store Agreement with any other Merchandiser Artists. ADNM and Merchandiser shall use their collective commercially reasonable efforts to cause the applicable Merchandiser Artist to enter into an agreement with ADNM substantially in the form attached hereto as Exhibit B, subject to any modifications as the parties may mutually agree upon prior to the execution thereof (a "Store Agreement").

                (e) Merchandiser acknowledges that, prior to the execution hereof, ADNM entered into agreements in respect of the development and operation of Artist Stores for the artists set forth on Schedule A attached hereto (individually and collectively, "Excluded Artists"). In respect of each Excluded Artist, Merchandiser agrees (i) to continue to sell to ADNM (or the applicable Excluded Artist or its furnishing company), for resale on the applicable Artist Store and the UBL Store (as defined in paragraph 6 below), merchandise featuring the Personal Identification of the applicable Excluded Artist on terms no less favorable to ADNM than [***] terms; (ii) that no License Fee shall be payable with respect to any such merchandise; (iii) that to the extent any Rights are needed from Merchandiser to operate the applicable Artist Store, such Rights shall be deemed granted to ADNM in consideration of ADNM entering into this Agreement; and (iv) the Excluded Artists shall not be subject to this Agreement.

        3. Sale of Merchandise Manufactured By or Under the Control of
Merchandiser: As used herein, the term "Merchandiser Product" means all merchandise sold pursuant to a Store Agreement (whether through the applicable Artist Store or the UBL Store) that is provided by or on behalf of Merchandiser or a Sublicensee, as well as any "limited edition" or "one-of-a-kind" items of merchandise sold pursuant to a Store Agreement (whether or not actually provided by or on behalf or Merchandiser or a Sublicensee). During the term of each Store Agreement (but only as long as Merchandiser has the Rights in respect of the applicable Merchandiser Artist), Merchandiser agrees to sell to ADNM (or the applicable Merchandiser Artist), for resale under the applicable Store Agreement, Merchandiser Product manufactured by or under the control of Merchandiser that contains the Personal Identification of the applicable Merchandiser Artist upon the following terms:

                (a) Merchandiser agrees to sell all such merchandise to ADNM at Merchandiser's standard wholesale prices (i.e., the prices that Merchandiser generally charges its other wholesale customers, it being understood that ADNM to have the benefit of all quantity discounts customarily afforded by Merchandiser to its other wholesale customers). Merchandiser represents and warrants that attached hereto as Exhibit C are Merchandiser's standard wholesale prices as of the execution of this Agreement. Upon notice from Merchandiser to ADNM, Merchandiser shall have the right to change its standard wholesale prices hereunder, provided such changes apply to all of Merchandiser's customers and that such changes shall only apply to Merchandiser Product ordered by ADNM after its receipt of such notice from Merchandiser.


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Notwithstanding the foregoing, the parties agree and acknowledge that
Merchandiser may not have standard wholesale prices for certain collectibles and limited edition items, in which case the wholesale price shall be negotiated in good faith.

                (b) Subject to paragraph 4 below, all such sales shall be on a consignment basis [i.e., the applicable Merchandiser Product shall not be deemed sold to ADNM until ADNM has received a verified order therefor from a customer of an Artist Store (or the UBL Store), and ADNM shall have the right to return to Merchandiser, for a full credit, any Merchandiser Product that is unsold or has been returned by such a customer in accordance with the return policies of the Artist Store (or the UBL Store, as applicable)]. Payment to Merchandiser shall be made within fifteen (15) days after the end of the month during which ADNM has sold the applicable item of Merchandiser Product.

                (c) ADNM and Merchandiser shall in their good faith business judgment mutually determine on an item-by-item basis the amount of inventory that Merchandiser will ship to the ADNM's fulfillment center(s) (the "Center"). In this regard, Merchandiser agrees that it will ship on a timely basis an amount of Merchandiser Product reasonably sufficient to cover the anticipated orders through the applicable Store. During the Term, ADNM agrees to provide Merchandiser within five (5) business days after the last day of each month (and at such other times as Merchandiser reasonably requests, but no more frequently than twice during any 30-day period of the Term), with a computer run of the inventory held as of the end of the preceding month at the Center of Merchandiser Product supplied by Merchandiser. Merchandiser shall have the right from time to time to require ADNM to return inventory of Merchandiser Product that exceeds the inventory level deemed likely to be sold within a reasonable period of time, as mutually agreed among the parties.

                (d) ADNM shall pay all third party costs (including all associated freight and insurance costs) of shipping the Merchandiser Product supplied by Merchandiser to the Centers and returning any such unsold Merchandiser Product from the Center to Merchandiser's closest warehouse to the Center.

        4. Sale of Merchandise Manufactured By or Under the Control of a
Sublicensee: As used herein, the term "Sublicensee" means any person or entity who has obtained prior to the date of this Agreement, or during the Term obtains, from Merchandiser the right to manufacture and distribute merchandise bearing the Personal Identification of a Merchandiser Artist.

                (a) During the term of each Store Agreement, Merchandiser shall use its commercially reasonable efforts to cause each Sublicensee to sell on a timely basis to ADNM (or the applicable Merchandiser Artist), for resale under the applicable Store Agreement, Merchandiser Product manufactured by such Sublicensee at no more than the Sublicensee's standard wholesale prices and otherwise in accordance with the terms of paragraph 2(e) above (e.g., on a consignment basis). Subject to paragraph 4(b) below, if, despite Merchandiser's commercially reasonable efforts, a Sublicensee refuses to sell Merchandiser Product on a consignment basis, Merchandiser shall use its commercially reasonable efforts to cause such






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Sublicensee to agree that payment for the applicable Merchandiser Product will not be due until at least [***] after the applicable Merchandiser Product is received at the Center from the Sublicensee. Subject to paragraph 4(b) below, if, despite Merchandiser's commercially reasonable efforts, a Sublicensee refuses to sell Merchandiser Product on [***] terms, Merchandiser shall use its commercially reasonable efforts to cause such Sublicensee to agree that payment for the applicable Merchandiser Product will not be due until at least [***] after the applicable Merchandiser Product is received at the Center from the Sublicensee.

                (b) If a Sublicensee refuses to sell Merchandiser Product to ADNM (or the applicable Merchandiser Artist) on terms acceptable to ADNM, Merchandiser may elect to purchase such Merchandiser Product from the Sublicensee and sell such Merchandiser Product to ADNM in accordance with the terms set forth in paragraph 3(b) above. If the Sublicensee or Merchandiser furnishes a Sublicensee's merchandise to ADNM (or the applicable Merchandiser Artist) on a consignment basis, then the License Fee with respect to such Merchandiser Product shall be paid by ADNM to Merchandiser. If such Merchandise Product is not supplied on a consignment basis (i.e., ADNM and/or the applicable Merchandiser Artist do not have the right to return such Product against a full credit), then, notwithstanding anything contained in this Agreement to the contrary, the License Fee with respect to such Merchandiser Product shall be paid by ADNM to the applicable Merchandiser Artist under the applicable Store Agreement.

        5. Winterland Store:

                (a) During the Term, ADNM will design, develop, maintain and operate for Merchandiser an Internet retail storefront for the sale of merchandise containing the Personal Identification of certain Merchandiser Artists to be mutually selected by ADNM and Merchandiser (the "Winterland Store"), to be integrated with Merchandiser's web site currently located at www.winterland.com (the "Winterland Site"). ADNM will design and develop the Winterland Store pursuant to a mutually approved design concept. ADNM shall be solely responsible for all costs incurred by ADNM in connection with developing the Winterland Store; however, Merchandiser agrees to cooperate with ADNM, including by providing technical assistance and such other resources as may be reasonably required, to integrate the Winterland Store into the existing Winterland Site. Merchandiser shall provide ADNM with all photographs, graphics, logos and similar items reasonably required by ADNM to create the Winterland Store and readily available to Merchandiser promptly following ADNM's request and at no cost to ADNM.

                (b) During the Term, ADNM will host (i.e., provide the server for) and maintain the Winterland Store, including by providing periodic source code programming updates and improvements. In this regard, ADNM will use its commercially reasonable efforts to correct any material "bug" or defect as soon as reasonably possible after ADNM becomes aware of such material "bug" or defect.

                (c) ADNM and Merchandiser shall mutually approve the merchandise to be sold over the Winterland Store. Merchandiser shall have the right to approve the retail price of


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merchandise sold over the Winterland Store. ADNM (or its designee) shall process all orders received from the Winterland Store and arrange to have the ordered merchandise shipped to the customer (subject to availability).

                (d) All merchandise to be offered for sale on the Winterland Store shall be supplied to ADNM in accordance with the terms of paragraphs 2(e) and 4 above. In addition, with respect to merchandise supplied by Merchandiser or a Sublicensee and sold over the Winterland Store, ADNM agrees to account to Merchandiser in the same manner as ADNM accounts to Merchandiser for Merchandiser Product sold over an Artist Store (i.e., pursuant to paragraphs 8(b)(i)(A) and 8(b)(i)(C) below, but subject to the last sentence of paragraph 4(b) above). However, any merchandise containing the Personal Identification of a Merchandiser Artist who is not subject to a Store Agreement that is offered for sale on the Winterland Store and sold through the UBL Store shall not be deemed a sale under this Agreement (i.e., shall not be subject to the License
Fee). Rather such sale shall be deemed a sale under the UBL Merchandiser Agreement between Merchandiser and The Ultimate Band List, LLC being entered into concurrently herewith (the "UBL Agreement").

                (e) During the Term, ADNM shall handle all customer orders and inquiries in respect of the Winterland Store, provide all necessary credit card accounting and processing services and develop payment, delivery and refund policies. To effect the foregoing, ADNM shall also provide an on-line and toll-free telephone service center that will take orders and respond to customer inquiries. On-line inquiries will be responded to within 24 hours of receipt and the telephone service will be operational Mondays through Fridays from 9:00 a.m. to 7:00 p.m. Pacific Time (excluding holidays) and will enable customers who prefer not to place orders on-line to place orders by facsimile or telephone.

                (f) As between ADNM and Merchandiser, Merchandiser will own the customer database specifically identified with the Winterland Store (the "Winterland Database"). However, ADNM will have the exclusive right during the Term, subject to Merchandiser's consent in each instance, to administer and license any third party uses of the Winterland Database, and to collect all monies relating thereto accrued during the Term, regardless of when payable. ADNM shall pay Merchandiser [***] of the "Gross Database Revenue," which means the amount actually received by ADNM in respect of sales and other exploitations of the Winterland Database, less all related Deductible Amounts.

                (g) ADNM shall pay Merchandiser [***] of the "Gross Exploitation Revenue," which means the amount actually received by ADNM in respect of ancillary income from the Winterland Store, for example, income in respect of advertising contained on the Winterland Store (e.g., hyperlinks to, and banners and other advertisements for, other Internet web sites), less all agent commissions and other related Deductible Amounts. Merchandiser shall have the right to approve all such ancillary activities.

                (h) As between ADNM and Merchandiser, Merchandiser shall be solely responsible for all costs of marketing the Winterland Store, and ADNM shall not incur any such


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costs without Merchandiser's written approval. If ADNM incurs any marketing costs with Merchandiser's written approval, such costs shall be recoupable out of all monies payable to Merchandiser under this Agreement, other than (i) the wholesale purchase price for the Merchandiser Product and merchandise purchased for sale through the Winterland Store and (ii) the monies payable under paragraph 3(d) above.

                (i) As between Merchandiser and ADNM, any and all artwork, trademarks, logos, graphics, video, sound recordings, musical compositions, text, data and other materials supplied by Merchandiser to ADNM in connection with the Winterland Store, as well as the URL and the domain name or names assigned to the Winterland Store (collectively, the "Winterland Content"), shall remain Merchandiser's sole and exclusive property. Merchandiser hereby grants to ADNM during the Term and throughout the universe a non-exclusive, royalty-free license to use, copy, modify (with Merchandiser's consent), distribute, publicly perform and display and otherwise exploit the Winterland Content and the Personal Identification of each applicable Merchandiser Artist in connection with the development, maintenance and operation of the Winterland Store and the advertising and promotion thereof and of ADNM in connection with the Winterland Store. No Winterland Content or the exploitation or use thereof or the sale of any Merchandiser Product shall violate or infringe upon any common law or statutory rights of any party, including contractual rights, copyrights, and rights of privacy or publicity or shall defame any person or entity.

                (j) As between Merchandiser and ADNM, any and all text, graphics, audio, video, artwork and designs created by ADNM or its employees or agents during the Term for use solely on the Winterland Store, including any additions to or modifications of Winterland Content made by ADNM or its employees or agents, (collectively, the "Developed Content"), shall be Winterland's sole and exclusive property. All Developed Content shall be deemed included in the license granted by Merchandiser under paragraph 5(i) above. Upon Merchandiser's reasonable request and at Merchandiser's sole expense, ADNM shall assist Merchandiser in the procurement and maintenance of Merchandiser's rights in the Developed Content (including all intellectual property rights, whether recognized currently or in the future).

                (k) As between Merchandiser and ADNM, any and all commerce technology, HTML formatting code, source and object code, programming code and software, as well as all text, graphics, audio, video, artwork and designs provided by ADNM in connection with this Agreement which does not constitute Developed Content (collectively, the "ADNM Content") shall be ADNM's sole and exclusive property. Notwithstanding the foregoing, upon the expiration of the Term and provided Merchandiser is not in breach of this Agreement, ADNM shall grant to Merchandiser a perpetual non-exclusive license throughout the universe to use, modify, publicly perform and display all ADNM Content used in the Winterland Store and owned and controlled by ADNM, solely in connection with operating and maintaining the Winterland Store. In consideration of such license, if Merchandiser elects to so utilize any such ADNM Content in connection with the Winterland Store after the Term, Merchandiser agrees to pay, or cause its licensee(s) to pay, ADNM a royalty equal to [***] of the gross revenues earned in connection with the Winterland Store after the expiration of the Term, but only for as long as


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Merchandiser continue to use any such ADNM Content. In this regard, Merchandiser shall account in the same fashion and within the same time periods, and ADNM shall be accorded the same examination rights and be subject to the same limitations and restrictions, as apply with respect to Merchandiser's accountings under paragraph 11 below. Nothing contained in this Agreement shall impose upon ADNM any obligation whatsoever to provide Merchandiser with updates, hosting, maintenance or support with respect to the Winterland Store or such ADNM Content after the Term. Merchandiser shall not be entitled to use any name, trademark or service mark of ADNM or its affiliates in any manner whatsoever without obtaining the prior written consent of ADNM or the applicable affiliate of ADNM.

                (l) Merchandiser shall obtain all necessary third-party clearances in connection with all Winterland Content and merchandise offered for sale on the Winterland Store (including the payment of any associated fees, royalties and other costs). If ADNM nevertheless shall pay, with Merchandiser's approval, any third party clearance cost relating to the Winterland Store (which ADNM is not obligated to do), all such amounts shall be deducted from any and all monies otherwise payable to Merchandiser under this Agreement.

                (m) ADNM represents and warrants that no exploitation or use by ADNM or Merchandiser of the ADNM Content or Developed Content in accordance with the terms of this Agreement shall violate or infringe upon any common law or statutory rights of any party, including contractual rights, copyrights, and rights of privacy or publicity. ADNM shall indemnify Merchandiser in accordance with the terms of paragraph 14(c) below in respect of any claim contrary to the foregoing; other than with respect to any claim subject to the foregoing indemnity obligation, Merchandiser agrees that ADNM shall not be liable for any special, consequential, incidental or indirect damages in connection with the development or operation of the Winterland Store, however caused, under any theory of liability.

        6. UBL Store: Merchandiser agrees and acknowledges that ADNM may elect to make available for sale on an Internet on-line store (the "UBL Store") operated by a company affiliated with ADNM certain items of Merchandiser Product offered for sale through an Artist Store.

        7. Grant of Rights: With respect to each Store Agreement (and subject to the terms and conditions set forth therein), Merchandiser shall be deemed to have granted to ADNM, in consideration for the License Fee, the irrevocable right and license, insofar as Merchandiser has such Rights and for the territory Merchandiser has such Rights, during the term of such Store Agreement (but only as long as Merchandiser has the Rights in respect of the applicable Merchandiser Artist), to develop and operate the only "official" Internet store for the applicable Merchandiser Artist, and the non-exclusive (subject to paragraph 12 below) right and license to utilize such Merchandiser Artist's Personal Identification in connection with the applicable Artist Store.

        8. License Fee:

                (a) Unless otherwise provided in the applicable Store Agreement, in consideration for the rights licensed pursuant to paragraph 7 above, ADNM agrees to pay Merchandiser a License Fee with respect to all Merchandiser Product sold at any time (including after the Term) under a Store Agreement, subject to the last sentence of paragraph 4(b) above.



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                (b) As used herein:

                        (i) "License Fee" shall mean [***] :

                                (A) [***] of the Adjusted Gross Merchandiser
Product Revenue with respect to Merchandiser Product (other than High-End Collectibles) sold through an Artist Store and with respect to High-End Collectibles sold through the UBL Store;

                                (B) [***] of the Adjusted Gross Merchandiser
Product Revenue with respect to Merchandiser Product (other than High-End Collectibles) sold through the UBL Store; and

                                (C) [***] of the Adjusted Gross Merchandiser
Product Revenue with respect to High-End Collectibles sold through an Artist Store.

                        (ii) "Adjusted Gross Merchandiser Product Revenue" shall mean [***].

                        (iii) "Deductible Amounts" shall mean all amounts paid by ADNM pursuant to paragraph 3(d) above, third party fulfillment fees, third party warehouse charges and third party related charges (e.g., box charges and return processing fees); sales, use and value-added taxes; credit card and other third party service fees; agent commissions; and any credits for returns, cancellations and exchanges. Merchandiser shall have the right to approve the amount of (A) third party fulfillment fees (but only if such fees are in excess of the fees set forth on Exhibit D attached hereto, (B) the third party service fees (other than credit card fees), and (C) agent commissions, provided that once such approval is given with respect to a particular artist, ADNM will not be obligated to obtain Merchandiser's approval of any other third party fulfillment fees, third party service fees or agent commissions for such Merchandiser Artist or any other Merchandiser Artist so long as such fees or commissions, as the case my be, are not in excess of the fees and commissions previously approved by Merchandiser. Notwithstanding anything to the contrary contained herein, as between ADNM and Merchandiser, [***] shall be solely responsible for all customer bad debts in respect of Merchandiser Product shipped by ADNM (or its designee), including all associated Deductible Amounts.

                        (iv) "High-End Collectibles" means any single item of Merchandiser Product sold pursuant to a Store Agreement (whether through the applicable Artist Store or the UBL Store) for a retail price in excess of [***].

                (c) For the avoidance of doubt, Merchandiser agrees and acknowledges that Artist Product will be sold on the Artist Stores and that no License Fee shall be payable to Merchandiser in respect of any Artist Product. As used herein, "Artist Product" means all merchandise and other products sold pursuant to a Store Agreement (whether through the applicable Artist Store or the UBL Store) other than Merchandiser Product (e.g., records, concert tickets, etc.). During the period Merchandiser has the Rights to a particular Merchandiser Artist that is party to a Store Agreement, ADNM shall advise Merchandiser of ADNM's intention to sell on the applicable Artist Store any Artist Product (other than records and concert tickets) within a reasonable period of time prior to the intended sale.


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        9. ARTISTdirect Warrant: In further consideration for Merchandiser entering into and fully performing its obligations undertaken by Merchandiser in this Agreement and under the UBL Agreement, promptly following the execution hereof, ADNM shall cause ARTISTdirect, LLC to grant to Merchandiser a warrant substantially in the form of Exhibit E attached hereto in exchange for the payment by Merchandiser to ARTISTdirect, LLC of one hundred dollars ($100.00).

        10. Execution Payment: In consideration of the rights granted and other covenants and agreements made by Merchandiser in this Agreement and in the UBL Agreement, ADNM agrees to pay to Merchandiser, upon the complete execution of both this Agreement and the UBL Agreement, a one-time, non-returnable, non-recoupable fee of [***].

        11. Accountings:

                (a) ADNM shall compute the License Fee payable to Merchandiser and render an accounting statement to Merchandiser within thirty (30) days after March 31, June 30, September 30 and December 31 for the three-month period preceding March 31, June 30, September 30 or December 31, as the case may be. Each such statement shall include an itemized breakdown of the sources of the applicable revenue, Deductible Amounts and all other reductions in computing the License Fee and shall be accompanied by the payment of the amount of the License Fees, if any, earned by Merchandiser during the accounting period to which the statement relates. With respect to the last two (2) accounting periods before the end of the Term, ADNM shall be entitled to withhold from payments otherwise due reasonable reserves against anticipated returns, rebates, credits, cancellations and exchanges related to the Winterland Store, provided that such reserves shall consistent with the average amount of actual returns, rebates, credits, cancellations and exchanges during the accounting period concerned, and provided further that all such reserves shall be liquidated with the first accounting period after the Term.

                (b) Merchandiser or a certified public accountant on Merchandiser's behalf may, at ADNM's offices and at Merchandiser's expense, examine ADNM's books and records relevant to the calculation of the License Fee solely for the purposes of verifying the accuracy of statements rendered by ADNM to Merchandiser. Such books and records may be examined as aforesaid only (i) during ADNM's normal business hours, (ii) upon reasonable notice to ADNM, and
(iii) within two years after the date a statement is due hereunder. Further, Merchandiser shall not have the right to examine such books and records more frequently than once in any twelve month period or more than once with respect to any particular statement. Each statement shall be deemed final and binding upon Merchandiser as an account stated and shall not be subject to any claim or objection by Merchandiser (A) unless Merchandiser notifies ADNM of Merchandiser's specific written objection to the applicable statement, stating the basis thereof in reasonable detail within two (2) years after the date such statement is due hereunder, and (B) unless, within said two (2)-year period, Merchandiser make proper service of process upon ADNM in a suit instituted in a court of proper jurisdiction.


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        12. Exclusivity:

                (a) Insofar as ADNM is concerned, Merchandiser shall have the right to sell and authorize others to sell merchandise containing a Merchandiser Artist's Personal Identification over the Internet. However, during the Term, Merchandiser shall not, without ADNM's consent, develop or maintain a web site, or license or otherwise authorize any other web site provider to develop or maintain a web site, that is identified solely with a single Merchandiser Artist (e.g., a web site that is the "official" merchandise web site for a Merchandiser Artist).

                (b) Except with respect to collectibles and limited edition items supplied by the Merchandiser Artist, records, and concert tickets, ADNM agrees that, so long as Merchandiser has the Rights, ADNM shall not purchase within the territory of Merchandiser's exclusivity merchandise bearing the Personal Identification of a Merchandiser Artist from anyone other than Merchandiser or a Sublicensee; provided that Merchandiser will consider in good faith each request by ADNM and/or a Merchandiser Artist who is party to a Store Agreement to manufacture, or cause the manufacture by a Sublicensee, of merchandise not otherwise manufactured by Merchandiser or a Sublicensee. If Merchandiser is unable to timely supply sufficient quantities of any item of merchandise manufactured by or under the control of Merchandiser (it being understood that merchandise manufactured by a Sublicensee shall not be deemed manufactured under the control of Merchandiser) for sixty (60) consecutive days then, without limiting any other right or remedy available to ADNM, ADNM shall be entitled to make arrangements with another manufacturer for the manufacture of such merchandise.

        13. Tour Merchandising and Sublicensing Rights: During the Term, ADNM agrees that it and its affiliates shall refrain from seeking from any artist (a) tour merchandising rights, or (b) the right to sublicense merchandising rights to third parties, or (c) the right to manufacture merchandise containing such artist's Personal Identification.

        14. Representations and Warranties; Indemnity:

                (a) Each party hereto represents and warrants that: (i) it has the full right, power and authority to enter into and to perform this Agreement;
(ii) it is not under any restriction or obligation that may or will impair such party's full performance of this Agreement; and (iii) it shall not at any time do or authorize any person or entity to do anything inconsistent with, or anything that might diminish, impair or interfere with any of the other party's rights hereunder.

                (b) Merchandiser agrees to indemnify and hold ADNM and its members, employees, attorneys, agents, successors, affiliates, assigns and licensees harmless against any claim, liability, cost and expenses (including attorneys' and accountants' fees reasonably incurred) in connection with any breach or alleged breach of this Agreement by Merchandiser. In this regard, ADNM shall not settle any claim without first notifying Merchandiser of the terms of any proposed settlement and obtaining Merchandiser's consent thereto.

                (c) ADNM agrees to indemnify and hold Merchandiser and its members, employees, attorneys, agents, successors, affiliates, assigns and licensees harmless against any claim, liability, cost and expenses (including attorneys' and accountants' fees reasonably incurred) in connection with any breach or alleged breach of this Agreement by ADNM. In this regard, Merchandiser shall not settle any claim without first notifying ADNM of the terms of any proposed settlement and obtaining ADNM's consent thereto.

                (d) Merchandiser acknowledges that ADNM is making no representations and warranties concerning anticipated success of the Stores or the Winterland Store, the amount of compensation payable to Merchandiser hereunder, and/or the current or future value of ADNM or the warrants described in paragraph 9 above. Likewise, ADNM acknowledges that Merchandiser is making no representations and warranties concerning anticipated success of the Stores or the Winterland Stores or the amount of compensation payable to ADNM with respect thereto.

        15. [***]

        16. Notices; Approvals:

                (a) All notices and payments to either party hereto shall be sent to such party's address first mentioned herein, or such other address as a party hereto may hereafter designate by notice to the other. All notices sent under this Agreement must be in writing to be effective, and must be sent by a third party messenger, by air courier service with a written acknowledgment of receipt, by registered or certified mail, return receipt requested, or by facsimile provided receipt is confirmed by telephone call to the recipient. The date of personal delivery or faxing, or the date of delivery to a telegraph office, as the case may be, of any such notice shall be deemed the date of the giving thereof; and the date two (2) days following deposit with any air courier service, or five (5) days following deposit with the United States Postal Service, of any such notice shall be deemed the date of the giving thereof (except, with respect to notices of change of address, the date of which will be the date of receipt by the receiving party). Until ADNM notifies Merchandiser otherwise, a copy of all notices hereunder to ADNM shall be simultaneously sent as aforesaid to Lenard & Gonzalez LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067; Attention: Allen D. Lenard, Esq.

                (b) No failure by a party hereto to perform any of its obligations hereunder shall be deemed a breach of this Agreement, unless the party claiming a breach has given the other party hereto notice of such alleged breach in reasonable detail and such alleged breach is not cured within fifteen
(15) business days [five (5) business days for non-payments] after the giving of such notice, provided that if it is not reasonably possible to cure such breach within such time period, then such failure shall not be deemed a breach if within such period such party commences the curing of such breach and cures such breach within a reasonable period of time thereafter. The foregoing provisions of this paragraph shall not delay or prohibit either party from seeking and obtaining injunctive and other equitable relief.

                (c) No consent or approval under this Agreement shall be unreasonably withheld or delayed. With respect to consents and approvals of Merchandiser required under this Agreement, ADNM may elect to request such consent by notice to Merchandiser. If Merchandiser does not respond to such notice within ten (10) business days thereafter, ADNM may give Merchandiser a second notice making such request, and Merchandiser's consent or


----------
        [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

approval shall be deemed granted unless Merchandiser notifies ADNM to the contrary, stating in reasonable detail the basis thereof, within five (5) business days after such second notice.

        17. Miscellaneous:

                (a) All references to "this Agreement," "hereof," "herein" and words of similar connotation include all exhibits attached hereto, unless specified otherwise. This Agreement is intended by the parties hereto as a final expression of their understanding and agreement with respect to the subject matter hereof and as a complete and exclusive statement of the terms thereof; this Agreement supersedes all prior and contemporaneous negotiations, understandings, and agreements between the parties hereto with respect to the subject matter hereof. The parties acknowledge and agree that neither party hereto has made any representations or promises in connection with this Agreement or the subject matter hereof not contained herein. Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is a conflict between any provisions of this Agreement and any statute, law, ordinance, order or regulation contrary to which the parties hereto have no legal right to contract, such statute, law, ordinance, order or regulation shall prevail; provided that, in such event, (a) the provision of this Agreement so affected shall be limited only to the extent necessary to permit the compliance with the minimum legal requirements, (b) no other provisions of this Agreement shall be affected thereby, and (c) all such other provisions shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any invalid, illegal or unenforceable provision (the "Invalid Provision") with a valid provision, the effect of which comes as close as possible to that of the Invalid Provision. This Agreement cannot be canceled, modified, amended or waived, in part or in full, in any manner except by an instrument in writing signed by the party to be charged. No waiver by either party, whether expressed or implied, of any provision of this Agreement or default hereunder shall affect such party's right to thereafter enforce such provision or to exercise the right or remedy set forth in this Agreement in the event of any other default, whether or not similar. Words in the singular number shall include the plural, and vice versa. Whenever examples are used in this Agreement with the words "including," "for example," "e.g.," "such as," "etc." or any derivation thereof, such examples are intended to be illustrative and not in limitation thereof. The paragraph headings herein are used solely for convenience and shall not be used in the interpretation or construction of this Agreement.

                (b) In entering into this Agreement and providing services pursuant hereto, Merchandiser and ADNM each have and shall have the status of independent contractors. Nothing herein contained shall contemplate or constitute either party being an agent or employee of the other party, and nothing herein shall constitute a partnership, joint venture or fiduciary relationship between the parties.

                (c) Neither party hereto shall, without the prior written consent of the other party (not to be unreasonably withheld), assign this Agreement, in whole or in part, to any person or entity other than a subsidiary, affiliated or controlling entity, or to any person or entity owning or acquiring a substantial portion of the stock or assets of such party hereto.

                (d) This Agreement shall be deemed to have been entered into in the State of California and the validity, interpretation and legal affect of this Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely within the State of California. The courts located in the County of Los Angeles, California (state and federal), only, will have jurisdiction of any controversy regarding this Agreement; any action or other proceeding which involves such a controversy will be brought in those courts, in California and not elsewhere.

        18. (a) Each party to this Agreement expressly undertakes to retain in confidence, and to require and cause its subsidiaries and affiliates and its and their respective employees, contractors and agents to retain in confidence, all information and know how transmitted to such party (the "Receiving Party") (i) which the disclosing party hereunder (the "Disclosing Party") has identified in writing as being proprietary and/or confidential or (ii) which the Receiving Party reasonably should know, based upon the nature of the information being disclosed, ought to be treated as confidential (collectively "Confidential Information"). The Receiving Party will make no use of such Confidential Information except as expressly authorized under this Agreement. Either party may, however, disclose Confidential Information if required by law or legal process, provided such party shall undertake to give the other reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

             (b) ADNM hereby specifically acknowledges and agrees that the terms of the Rights applicable to each Merchandiser Artist constitute Confidential Information of Merchandiser under this Agreement.

             (c) Both parties acknowledge that unauthorized disclosure or use of Confidential Information could cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, both parties agree that the aggrieved party will have the right to seek and obtain injunctive relief from breaches of this paragraph 18, in addition to any other rights and remedies it may have. Both parties agree that each has and shall retain ownership rights to its own Confidential Information, and that upon expiration or termination of the Term each party shall return and shall not retain the Confidential Information of the other party.

             (d) Notwithstanding anything in this paragraph 18 to the contrary, Confidential Information shall not be construed to mean any information which the Receiving Party can show: (i) is, or subsequently becomes, publicly available other than as a result of the Receiving Party's breach of any obligation owed to the Disclosing Party or a third party; (ii) became known to the Receiving Party prior to the Disclosing Party's disclosure of such information to the Receiving Party, (iii) became known to the Receiving Party from a source other than the Disclosing Party other than as a result of such source's breach of an obligation of confidentiality owed to the Disclosing Party, (iv) is independently developed by the Receiving Party, or (v) has been authorized for disclosure by the Disclosing Party.

             (e) The provisions of this paragraph 18 shall survive termination or expiration of the Term.

ARTISTdirect New Media, LLC                 Winterland Concessions Company,
                                            a California corporation, doing
                                            business as

                                            "Winterland"

By:      /s/  Marc P. Geiger
   ---------------------------------
      (an authorized signatory)

                                            By:       /s/  [Illegible]
                                               ---------------------------------
                                                   (an authorized signatory)

                                   SCHEDULE A

                                EXCLUDED ARTISTS

Backstreet Boys

Led Zeppelin

Marilyn Manson

Pantera

Primus

Rob Zombie

Slayer

Stabbing Westward

Tom Petty

                                    EXHIBIT A

                             MERCHANDISER'S ARTISTS

                                                                                 Term of
         Artist                 Agreement               Territory          Merchandiser's Rights
         ------                 ---------               ---------          ---------------------





----------
* Artists with whom ARTISTdirect Stores, LLC desires to enter a Store Agreement. x Artists for whom Winterland does not have the Rights.

                                    EXHIBIT B

                             ONLINE STORE AGREEMENT

THIS AGREEMENT, dated as of ____________, 19__, by and between ARTISTdirect New Media, LLC ("ADNM"), 17835 Ventura Blvd., Suite 310, Encino, CA 91316, and [Company Name] ("you"), c/o __________________________ is being entered into in consideration of the mutual benefits and covenants contained in this Agreement.

1. Purpose: Subject to your approval rights in this Agreement, ADNM will develop, maintain and operate an Internet web site for you relating to the musical group professionally known as "[ArtistName]" ("Artist") and the members of Artist, to be known as "The Official [ArtistName] Superstore" (the "Store"). The Store will provide Internet and other online access for online and offline distribution of products and services ("Product"). It is intended that the Product will include records, digital downloads (subject to the consent of Artist's record company), merchandise, tickets, tour memorabilia, collectible items and special or limited edition items not available from any other source, and special bundled packages including any or all of the foregoing items.

2. Term: The term of this Agreement (the "Term") shall commence on the date set forth above and shall extend for an initial contract period ending three (3) years after the official launch of the Store. After the initial contract period, the Term shall automatically continue for additional one (1) year contract periods, subject to the following sentence. At any time between ninety (90) and thirty (30) days prior to the expiration of any contract period of the Term, either party may by notice to the other terminate the Term effective as of the end of the then-current contract period.

3. Merchandiser Agreements.

        (a) You are presently party to an agreement (the "Artist/Merchandiser Agreement") with Winterland Concessions Company ("Merchandiser") pursuant to which you have granted Merchandiser the exclusive right to manufacture (and license the manufacture of) merchandise bearing the name, likenesses, biographical material and other personal identification of Artist (collectively, "Personal Identification") for sale through retail channels, including the right to sell such merchandise to retailers who solely or primarily sell merchandise via the Internet (the "Rights").

        (b) ADNM represents and warrants that it is party to an agreement with Merchandiser pursuant to which Merchandiser has (i) granted to ADNM any consents and licenses that may be required from Merchandiser as a result of the Artist/Merchandiser Agreement in connection with the sale of Product hereunder, and (ii) agreed to supply (or cause the supply of) merchandise on a consignment basis to ADNM for resale on the Store (the "ADNM/Merchandiser Agreement"). You acknowledge that certain Product items may be manufactured by or under the control of Merchandiser's sublicensees, and that Merchandiser may or may not be able to offer such Product items to ADNM on a consignment basis. All Product supplied to ADNM by

Merchandiser (or its sublicensees) on a consignment basis is sometimes referred to herein as "Merchandiser Product"; all other Product is sometimes referred to herein as "Artist Product."

        (c) If you (or Artist) enter into any agreement during the Term (of this Agreement) pursuant to which you grant the Rights to any third party, you shall cause such third party to grant to ADNM any consents and licenses that may be required from such third party in connection with the sales of Product hereunder. For the avoidance of doubt, no termination or expiration of the Artist/Merchandiser Agreement or of the ADNM/Merchandiser Agreement shall affect the Term (of this Agreement) or the rights granted to ADNM hereunder. Accordingly, the only effect of either such termination or expiration will be that the terms of this Agreement relating to Merchandiser Product will no longer apply, and the terms of this Agreement relating to Artist Product will thereafter apply to all Product hereunder.

4. Development; Hosting; Customer Service:

        (a) ADNM will design and develop the Store, including the source code, the Product catalog, and the commerce system, and will be solely responsible for the costs of such design and development. You shall have the right to approve the design of the Store, including its "look and feel." The parties hereto agree to use commercially reasonable best efforts (i) to cause the beta version of the Store to be completed within 60 days after the complete execution of this Agreement, and (ii) to officially launch the Store within 90 days after such execution.

        (b) During the Term, ADNM will host (i.e., provide the server for) and maintain the Store, including by providing periodic source code programming updates and improvements in accordance with your reasonable requests. In this regard, ADNM will use its commercially reasonable best efforts to correct any material "bug" or defect as soon as reasonably possible after ADNM becomes aware of such material "bug" or defect.

        (c) ADNM shall handle all customer orders and inquiries, provide all necessary credit card accounting and processing services and develop payment, delivery and refund policies. To effect the foregoing, ADNM shall also provide an on-line and toll-free telephone service center that will take orders and respond to customer inquiries. On-line inquiries will be responded to within 24 hours of receipt and the telephone service will be operational Mondays through Fridays from 9:00 a.m. to 7:00 p.m. Pacific Time (excluding holidays) and will enable customers who prefer not to place orders on-line to place orders by facsimile or telephone.

        (d) Unless you and ADNM agree otherwise in writing, ADNM (or its designee) shall process orders received from the Store and arrange to have the ordered Product shipped to the customer (subject to Product availability).

     (e) Within a reasonable time after your written request during the Term, ADNM will, without charge or cost to you, design and develop a non-commerce Internet web site solely related to Artist (the "Artist Site"), including the source code, or, if the Artist Site already exists, ADNM will redesign and


----------
redevelop it for you. ADNM will be solely responsible for the costs of such design and development. You shall have the right to approve the design of the Artist Site, including its "look and feel." During the Term, ADNM will host and maintain the Artist Site, including by providing periodic source code programming updates and improvements in accordance with your reasonable requests.

5. Product Supply and Inventory:

        (a) Product Selection: You will have the right to approve the Products that are to be sold through the Store and the retail price of each Product item.

        (b) Merchandiser Product: ADNM will be responsible for purchasing all Merchandiser Product from Merchandiser and paying all related costs (including directly associated freight and insurance costs) ("Product Costs"). As between you and ADNM, ADNM will be solely responsible for all inventory of Merchandiser Product.

        (c) Artist Product:

                (i) You and ADNM agree to cooperate with each other and use their commercially reasonable best efforts to make the necessary arrangements with the manufacturers, distributors and providers manufacturers, distributors and providers of Artist Product ("Suppliers"), on mutually acceptable terms, to ensure the timely supply of Artist Product in sufficient quantities to fulfill Store customer orders. You will be responsible for purchasing all Artist Product from the Suppliers and paying all related Product Costs. If ADNM should nevertheless pay any Product Costs on your behalf (which ADNM is not obligated to do), all such Product Costs will be deducted from any and all monies otherwise payable to you hereunder and, to the extent ADNM is at any time unable to do so, you agree to promptly reimburse ADNM for the excess upon demand. In order to assist you with regard to the foregoing, ADNM will provide inventory management services, taking into account such inventory levels as you and ADNM may have mutually approved.

                (ii) As between you and ADNM, you shall own and be solely responsible for all Artist Product inventory. However, ADNM shall maintain (or cause the applicable fulfillment center to maintain) at all times during the Term insurance to protect you and ADNM from losses related to Artist Product inventory damaged or otherwise lost while in the fulfillment center's possession. The coverage terms of the insurance policy currently in effect are set forth on Exhibit 1 attached to this Agreement.

        (d) Upon the expiration of the Term, all Artist Product inventory for which you have paid the Product Costs shall be shipped, at your sole cost and expense, to a location designated or approved by you, which inventory shall be free and clear of any encumbrances by ADNM or any third party deriving rights through ADNM.

6. Product Sales and Store Revenues:

        (a) Merchandiser Product: Attached hereto as Exhibit 2 is an extract of the ADNM/Merchandiser Agreement setting forth the license fee payable by ADNM to Merchandiser in respect of Merchandiser Product sold hereunder. Company acknowledges and agrees that it shall look solely to Merchandiser, and not to ADNM, with respect to all monies due Company and/or Artist in respect of Merchandiser Product sold hereunder.

        (b) Artist Product:

                (i) Upon ADNM's receipt of a verified order for a particular item of Artist Product, ADNM shall purchase such item of Product from you. Upon such purchase, title to such Product shall pass to ADNM and, as between you and ADNM, ADNM will thereafter be responsible for the inventory of such Product item.

                (ii) ADNM shall pay you a purchase price equal to [***]of the "Gross Artist Product Revenue," which means the amount actually received by ADNM in respect of Artist Product sold through the Store, less all related Deductible Amounts. The term "Deductible Amounts" means all shipping and handling charges; third party fulfillment fees and related charges; sales, use and value-added taxes; credit card and other third party service fees; and any credits for returns, rebates, cancellations and exchanges. A schedule setting forth the fulfillment fees charged by the fulfillment center as of the date hereof is set forth on Exhibit 1 attached hereto.

                (iii) Notwithstanding anything to the contrary contained herein, as between ADNM and you, [***] shall be solely responsible for all Product Costs and Deductible Amounts associated with customer bad debts in respect of Product hereunder shipped by ADNM (or its designee).

        (c) Records: Notwithstanding paragraphs 5(c) and 6(b) above, phonorecords that are supplied by ADNM's designated fulfillment center for sale through the Store ("Records") shall be purchased by ADNM directly from such fulfillment center, and ADNM (or the fulfillment center) shall be solely responsible for all related Product Costs (subject to the next sentence) and inventory. ADNM shall pay you [***] of the "Net Record Revenue," which means all Gross Record Revenue less all Product Costs incurred for Records. The term "Gross Record Revenue" means the amount actually received by ADNM in respect of Records sold through the Store, less all related Deductible Amounts. For the avoidance of doubt, if you elect to supply phonorecords directly to ADNM for sale through the Store, such phonorecords shall be subject to paragraphs 5(c) and 6(b) above rather than this paragraph 6(c).

        (d) UBL Store: To the extent any merchandise offered for sale on an Internet on-line store (the "UBL Store") operated by a company affiliated with ADNM (the "UBL Affiliate") is readily available in the Store inventory, ADNM agrees to cause the UBL Affiliate to utilize such inventory to fulfill orders for such merchandise placed on the UBL Store. ADNM shall account to you pursuant to the terms of this Agreement with respect to all such Artist Product sold through the UBL Store, except that ADNM (or the UBL Affiliate) shall purchase such Artist Product for a price equal to [***] of the applicable Gross Artist Product Revenue, rather than the price set forth in paragraph 6(b)(ii) above. Such Artist Product Revenue shall be computed "at the source" (i.e., based upon the amount actually received by the UBL Affiliate, rather than the amount actually received by ADNM), and shall be deemed received by ADNM for purposes of paragraph 6(g) below within 30 days after it is received by the UBL Affiliate. For the avoidance of doubt, no merchandise or other products (including Records) that are obtained by the UBL Affiliate from


----------
        [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

third party sources (i.e., other than from the Store's inventory) and sold on the UBL Store shall be deemed to constitute Product subject to this Agreement.

        (e) Database: As between ADNM and you, you will own the customer database as specifically identified with the Store (the "Store Database"). ADNM will maintain and update the Store Database during the Term, including by inputting additional names and associated data compiled from contests and similar activities of the Store. ADNM will also input into the Store Database any supplemental data about the persons contained in the Store Database (such as demographic and lifestyle information) that may be included, in other databases owned, controlled or accessed by ADNM or the UBL Affiliate (collectively, the "ADNM Database"), and may also seek to obtain such supplemental information through data sharing arrangements with third parties. ADNM will attempt to develop revenue sources in respect of the Store Database during the Term, subject to your consent in each instance, and shall pay you [***] of the associated "Gross Database Revenue" (i.e., the amount actually received by ADNM in respect of sales and other exploitations of the Store Database, less all related Deductible Amounts). ADNM will make the ADNM Database available for mutually approved Store promotions during the Term, in exchange for which you agree that ADNM may supplement the ADNM Database with names and associated data (but specifically excluding any references to you, Artist or the Store) derived from the Store Database. Neither you nor Artist shall have any interest in and to the ADNM Database or any revenues that may be generated in respect thereof.

        (f) Other Revenues: ADNM shall pay you [***] of the "Gross Exploitation Revenue," which means the amount actually received by ADNM in respect of activities contemplated in this Agreement and not set forth above in this paragraph 6, including, for example, income in respect of advertising contained on the Store (e.g., hyperlinks to, and banners and other advertisements for, other Internet web sites), less all agent commissions and other related Deductible Amounts. You shall have the right to approve all such advertising and other activities.

        (g) Accounting: The term "Gross Income" means, individually and collectively, Gross Artist Product Revenue, Gross Record Revenue, Gross Database Revenue and Gross Exploitation Revenue. ADNM shall compute your share of Gross Income and render statements thereof to you within 60 days after March 31, June 30, September 30 and December 31 for the preceding three-month period. ADNM shall deduct from your share of Gross Income all chargeable amounts under this Agreement. Each such statement shall include an itemized breakdown of the sources of the applicable revenue and shall be accompanied by the payment of the amount of monies, if any, earned by you during the accounting period to which the statement relates. ADNM shall be entitled from time to time to withhold from payments otherwise due reasonable reserves against anticipated returns, rebates, credits, cancellations and exchanges, provided that such reserves shall be liquidated within two accounting periods following their establishment. You or a certified public accountant on your behalf may, at ADNM's offices and at your expense, examine ADNM's books and records relevant to the calculation of your share of Gross Income solely for the purposes of verifying the accuracy of statements rendered by ADNM to you. Such books and records may be examined as aforesaid only (i) during ADNM's normal business hours, (ii) upon reasonable notice to ADNM, and (iii) within two years after the date a statement is rendered hereunder. Further, you shall not have the right to examine such books and records more frequently than once in any twelve month period or more than once with respect to any particular statement. Each statement shall be deemed final and binding upon you as an account stated and shall not be subject to any claim or objection by you (A) unless you notify ADNM of


----------
        [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

your specific written objection to the applicable statement, stating the basis thereof in reasonable detail within two years after the date such statement is rendered hereunder, and (B) unless, within said two year period, you make proper service of process upon ADNM in a suit instituted in a court of proper jurisdiction.

7. Marketing.

        (a) During the Term, ADNM shall cause the Ultimate Band List Internet web site, located at www.ubl.com (the "UBL"), to contain a featured hyperlink to, and prominently placed advertising for, the Store. Similarly, you agree that ADNM may include on the Store a featured hyperlink to, and prominently placed advertising for the UBL at no charge. Other marketing activities in respect of the Store shall be subject to your approval, and may involve the development of strategic relationships with, for example, other Internet web sites and/or Artist's record company to create Store hyperlinks. Any third party marketing costs incurred with your approval shall be deducted from any monies otherwise payable to you hereunder (except to the extent deducted from monies otherwise payable by ADNM to Merchandiser, it being understood that all marketing costs shall be subject to allocation by ADNM, in ADNM's reasonable business judgment, between you and Merchandiser taking into account whether the applicable costs related to Merchandiser Product and/or Artist Product).

        (b) You agree to use your commercially reasonable efforts to:

                (i) Keep ADNM apprised of Artist's professional activities (e.g., touring and recording) and provide ADNM reasonable access to Artist's professional relationships (e.g., with tour promoters and record labels);

                (ii) Cause the URL of the Store to be included on all advertisements for Artist records released during the Term or for concerts to be performed during the Term, and on the liner notes of Artist's records and concert programs;

                (iii) Provide ADNM with a minimum of [***] complimentary tickets to each concert held by Artist during the Term to be given away in connection with Store promotions;

                (iv) Cause a minimum of [***] special or limited edition Products to be the manufactured and supplied during the course of the Term for sale exclusively on the Store, and not through any other source;

                (v) Cause a minimum of [***] unique and/or collectible items of Product to be sold through auctions conducted auctioned on the Store;

                (vi) Cause Artist to autograph records from time to time for sale or promotional use on the Store, provided Artist shall not be required to autograph more than [***] records in the aggregate during the Term;


----------
        [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                (vii) Cause on-line events and/or sites featuring Artist or any member of Artist (e.g., the official Internet web site of Artist's fan club, any official Internet web site relating to any member of Artist, any on-line "chats" featuring Artist or any member(s) of Artist, cybercasts of Artist's live performances, interviews or other audiovisual programs featuring Artist or any member(s) of Artist) to prominently feature, on both the front and main event page(s), a hyperlink to, and banner advertising for, the Store;

                (viii) Subject to Artist's other professional commitments, cause Artist to be reasonably available during the Term for on-line "chats" hosted by the Store.

8. Ownership; Grant of Rights; Post-Term Rights:

        (a) Artist Content: As between you and ADNM, any and all artwork, trademarks, logos, graphics, video, sound recordings, musical compositions, text, data and other materials supplied by you to ADNM in connection with this Agreement, as well as the URL and the domain name or names assigned to the Store and/or the Artist Site (collectively, the "Artist Content"), shall remain your sole and exclusive property. You hereby grant to ADNM during the Term and throughout the universe (the "Territory") a non-exclusive, royalty-free license to use, copy, modify (with your prior consent), distribute, publicly perform and display and otherwise exploit the Artist Content in connection with the development, maintenance and operation of the Store and/or the Artist Site and the advertising and promotion of the Store and/or the Artist Site and of ADNM in connection with the Store and/or the Artist Site.

        (b) Developed Content: As between you and ADNM, any and all text, graphics, audio, video, artwork and designs created by ADNM or its employees or agents during the Term for use solely on the Store and/or the Artist Site, including any additions to or modifications of Artist Content made by ADNM or its employees or agents, (collectively, the "Developed Content"), shall be your sole and exclusive property. All Developed Content shall be deemed included in the license granted by you under paragraph 8(a) above.

        (c) ADNM Content: As between you and ADNM, any and all commerce technology, HTML formatting code, source and object code, programming code and software, as well as all text, graphics, audio, video, artwork and designs provided by ADNM in connection with this Agreement which does not constitute Developed Content (collectively, the "ADNM Content") shall be ADNM's sole and exclusive property.

        (d) Post-Term Rights: Upon expiration of the Term, you shall continue to have the ownership of or right to use, as applicable, the Artist Content and Developed Content in accordance with the terms of this paragraph 8 free and clear of any claim or encumbrance by ADNM or any third party deriving rights through ADNM. Upon your request after the expiration of the Term, ADNM will negotiate with you in good faith to: (i) license certain ADNM Content to you;
(ii) assist you in the transition of the Store and the Artist Site from any third-party vendors or licensors used by ADNM to any entity or entities of your choice to provide the same functions for you; and (iii) provide you with updates, hosting, maintenance or support with respect to the Store or the Artist Site. For the avoidance of doubt, you shall not be entitled to use any name, trademark or service mark of ADNM or its affiliates in any manner whatsoever without obtaining the prior written consent of ADNM or the applicable affiliate of ADNM.

        (e) Artist Identification: You hereby grant to ADNM the non-exclusive right during the Term throughout the Territory to use the names of Artist and Artist's tours, and the names and approved photographs and other approved likenesses of the members of Artist, and any trademark or service mark owned by you, Artist or any of your respective Affiliates ("Artist Identification"), solely on the Store and/or the Artist Site and in advertisements and promotions of the Store and for the Artist Site, and of ADNM in connection with the Store and/or the Artist Site. In this regard, at no cost to ADNM, you agree to provide ADNM with all photographs, graphics, logos and similar items reasonably required by ADNM to create the Store and/or the Artist Site, and readily available to you promptly following ADNM's request. For the avoidance of doubt, ADNM shall not use the Artist Identification in any manner whatsoever after the Term without obtaining your prior written consent.

        (f) Inducement Terms and Guarantee: You shall cause the members of Artist to execute the Inducement Terms and Guarantee attached to this Agreement as Exhibit 3 concurrently with the execution of this Agreement.

9. Third Party Clearances: You shall obtain all necessary third-party clearances in connection with all Artist Content and Product (including the payment of any associated fees, royalties and other costs). Without limiting the generality of the foregoing, with respect to all uses of musical compositions, sound recordings and audiovisual productions in connection with the Store, you agree to grant or cause Artist and/or any applicable third parties (e.g., music publishers, record companies and performing rights societies) to grant to ADNM any and all required rights. However, ADNM shall not use any particular sound recording, musical composition or audiovisual production on the Store or the Artist Site, or provide access to any feature or service on the Store or the Artist Site which entails the public performance of music (e.g., live audio streaming), except at your request or with your approval. If ADNM nevertheless shall pay, with your approval, any third party clearance cost relating to the Store and/or the Artist Site (which ADNM is not obligated to do), all such amounts shall be deducted from any and all monies otherwise payable to you under this Agreement (except to the extent deducted from monies otherwise payable by ADNM to Merchandiser, it being understood that such costs shall be subject to allocation by ADNM, in ADNM's reasonable business judgment, between you and Merchandiser taking into account whether the applicable costs related to Merchandiser Product and/or Artist Product).

10. Representations and Warranties: Indemnity:

        (a) You represent and warrant as follows:

                (i) You have the full right, power and authority to enter into and to perform this Agreement and to grant to ADNM all rights and licenses set forth in this Agreement. Neither you nor Artist are under any restriction or obligation which may or will impair your full performance of this Agreement. No Artist Content or the exploitation or use thereof or the sale of any Product shall violate or infringe upon any common law or statutory rights of any party, including contractual rights, copyrights, and rights of privacy or publicity or shall defame any person or entity; and

                (ii) ADNM shall have the exclusive right during the Term throughout the Territory to develop and operate the only "official" Artist on-line store (i.e., the only Internet web site authorized by Artist with respect to products relating primarily to Artist and/or any member(s) of Artist (acting in the capacity of Artist members, rather than in connection with any member's professional endeavors unrelated to Artist). Accordingly, during the Term, neither you, Artist nor any member of Artist shall grant any other person or entity the right to develop and/or operate a web site that (A) pertains primarily to Artist (B) sells products featuring the Artist identification and
(C) is promoted or otherwise officially sanctioned by Artist (e.g., by featuring a hyperlink to such web site on the Artist Site).

        (b) ADNM represents and warrants as follows: It has the full right, power and authority to enter into and to perform this Agreement and to grant to you all rights and licenses set forth in this agreement. No ADNM Content or Developed Content, or the exploitation or use thereof in accordance with the terms of this Agreement shall violate or infringe upon any common law or statutory rights of any party, including contractual rights, copyrights, and rights of privacy or publicity.

        (c) You agree to indemnify and hold ADNM and its members, employees, attorneys, agents, successors, assigns and licensees harmless against any claim, liability, cost and expenses (including attorneys' and accountants' fees reasonably incurred) in connection with any breach or alleged breach of this Agreement by you. In this regard, ADNM shall not settle any claim without first notifying you of the terms of any proposed settlement and obtaining your consent thereto, provided you post within ten days after such notice, a bond, satisfactory to ADNM in its reasonable discretion, to assure ADNM of reimbursement for all damages, liabilities, costs and expenses (including legal expenses and counsel fees reasonably incurred) that ADNM, in its reasonable business judgment, incur as a result of such a claim. If you fail to post such a bond, you shall be deemed to have consented to ADNM's settlement. You shall, upon demand, pay the person or entity being indemnified hereunder for any payment made or required to be made by such person or entity at any time (including after the Term) in respect of any liability, damage, or expense to which the foregoing indemnity relates. Without waiving any right or remedy available to ADNM, if any such claim is made, ADNM shall have the right to withhold monies otherwise payable to you under this Agreement in an amount reasonably related to such claim and to deduct therefrom payments required under this paragraph. ADNM shall not withhold monies otherwise payable to you after you post a bond meeting the above-described conditions.

        (d) (i) You acknowledge that ADNM is making no representations and warranties concerning the anticipated success of the Store, the Artist Site and/or the amount of compensation payable to you hereunder. You warrant, represent and agree that neither you nor Artist nor any third party shall make any claim, nor shall any liability be imposed upon ADNM based upon any claim, that more sales could have been made or better business could have been done in connection with the Store and/or the Artist Site than was actually made or done. Except as may be specifically set forth herein, ADNM disclaims all other warranties, whether express, implied or statutory, including the implied warranties of merchantability and fitness for a particular purpose. ADNM does not warrant that the Store, the Artist Site and/or services herein will be error-free or without interruption.

                (ii) You agree that ADNM shall not be liable for any special, consequential, incidental or indirect damages in connection with or arising out of this Agreement, however caused, under any theory of liability, including (i) any loss of profits or loss of revenue resulting from the use of ADNM's services and/or ADNM Content even if ADNM has been advised of the possibility thereof, and/or (ii) any loss of data resulting from delays, non-deliveries, mis-deliveries or service interruptions caused by either party.

11. Notices; Approvals:

        (a) All notices, accounting statements and payments to either party shall be sent to such party's address first mentioned in this Agreement, or such other address as a party to this Agreement may hereafter designate by notice to the other. All notices sent under this Agreement must be in writing to be effective, and, except for statements and payments, must be sent by a third party messenger, by air courier service with a written acknowledgment of receipt, by registered or certified mail, return receipt requested, or through a telegraph office. The date of personal delivery, of mailing or faxing, or the date of delivery to a telegraph office, as the case may be, of any such notice shall be deemed the date of the giving thereof (except, with respect to notices of change of address, the date of which will be the date of receipt by the receiving party). Until ADNM notifies you otherwise, a copy of all notices hereunder to ADNM shall be simultaneously sent as aforesaid to Lenard & Gonzalez LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067; Attention:
Allen D. Lenard, Esq.

        (b) No failure by any party to this Agreement to perform any of its obligations hereunder shall be deemed a breach of this Agreement, unless the other party has given notice of such alleged breach in reasonable detail and such alleged breach is not cured within 30 days after the giving of such notice.

        (c) No consent or approval under this Agreement shall be unreasonably withheld or delayed. ADNM may elect to request a consent or approval by notice to you, or may send you a notice reflecting the availability of a test site of the Store embodying the materials for which approval is sought. In each instance, your consent or approval shall be deemed granted unless you notify ADNM to the contrary within five (5) business days after ADNM's sends the aforesaid notice to you. No inadvertent failure by ADNM to obtain your consent or approval shall be deemed a breach by ADNM of this Agreement, provided ADNM shall use reasonable efforts to rectify such failure on a prospective basis following receipt of notice from you specifying such failure. Notwithstanding the provisions of paragraph 11(a) above, any notice described in this paragraph 11(c) may be sent by telecopier or electronic mail.

12. Miscellaneous:

        (a) This Agreement is intended by the parties hereto as a final expression of their understanding and agreement with respect to the subject matter hereof and as a complete and exclusive statement of the terms thereof, this Agreement supersedes all prior and contemporaneous negotiations, understandings, and agreements between the parties hereto with respect to the subject matter hereof. The parties acknowledge and agree that neither party hereto has made any representations or promises in connection with this Agreement or the subject matter hereof not contained herein. The parties hereto shall negotiate in good faith to replace any invalid, illegal or unenforceable provision (the "Invalid Provision") with a valid provision, the effect of which comes as close as possible to that of the Invalid Provision. This Agreement cannot be canceled, modified, amended or waived, in part or in full, in any manner except by an instrument in writing signed by the party to be charged. No waiver by either party hereto, whether expressed or implied, of any provision of this Agreement or default hereunder shall affect such party's right to thereafter enforce such provision or to exercise the right or remedy set forth in this Agreement in the event of any other default, whether or not similar. Words in the singular number shall include the plural, and vice versa. Whenever examples are used in this Agreement with the words "including," `for example," "e.g.," "such as," "etc." or any derivation thereof, such examples are intended to be illustrative and not in limitation thereof. The paragraph headings herein are used solely for convenience and shall not be used in the interpretation or construction of this Agreement. All exhibits attached hereto are incorporated into this Agreement by reference.

        (b) In entering into this Agreement and providing services pursuant hereto, you and ADNM each have and shall have the status of independent contractors. Nothing herein contained shall contemplate or constitute either party being an agent or employee of the other party, and nothing herein shall constitute a partnership, joint venture or fiduciary relationship between the parties.

        (c) This Agreement shall be deemed to have been entered into in the State of California and the validity, interpretation and legal affect of this Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely within the State of California. The courts located in California (state and federal), only, will have jurisdiction of any controversy regarding this Agreement; any action or other proceeding which involves such a controversy will be brought in those courts, in California and not elsewhere.

ARTISTdirect New Media, LLC
a California limited liability company

By:     ARTISTdirect, LLC                   [Company Name]
Its:    Member                              a __________ Corporation


                                            By:  ___________________________

                                            Its: ___________________________

        By:  ___________________________
             Marc Geiger

        Its: Co-Chief Executive Officer

        By:  ___________________________
             Don Muller
        Its: Co-Chief Executive Officer

                                    EXHIBIT 1

                          SCHEDULE OF FULFILLMENT FEES

 --------------------------------------- ---------------------------------------
           Item Retail Price                        Fulfillment Fee
 --------------------------------------- ---------------------------------------
                 [***]                                   [***]
                 [***]                                   [***]
                 [***]                                   [***]
                 [***]                                   [***]
 --------------------------------------- ---------------------------------------


       In addition, the following packaging costs are applicable:

 --------------------------------------- ---------------------------------------
                Box Size                            Packaging Cost
 --------------------------------------- ---------------------------------------
                 [***]                                  [***]
                 [***]                                  [***]
                 [***]                                  [***]
 --------------------------------------- ---------------------------------------

                         SCHEDULE OF INSURANCE COVERAGE

        ADNM currently carries property insurance with respect to all inventory at the fulfillment center, covering up to $1,000,000 in damages (subject to adjustments from time to time in accordance with then-current inventory value), with a $5,000 deductible (except with respect to wind damage, for which the deductible is $100,000). ADNM shall cause you to be named an additional insured under said policy and provide you with a certificate of insurance to such effect.


----------
        [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 2

                   [ADNM/MERCHANDISE AGREEMENT - LICENSE FEE]

                                    EXHIBIT 3

                         INDUCEMENT TERMS AND GUARANTEE

        The undersigned hereby acknowledge that they have read and understand all of the terms and conditions set forth in the agreement dated as of _________ ___, 19___, by and (the "Agreement") by and between ARTISTdirect New Media, LLC ("ADNM") and [CompanyName] ("Company"), to which these Inducement Terms and Guarantee are attached.

        In consideration of Company's execution and delivery of the Agreement, the benefit of which runs to the undersigned, the undersigned hereby represent, warrant and agree, jointly and severally that:

        1. Company has the right, insofar as the undersigned are concerned, to enter into the Agreement and to assume all of the obligations, warranties and undertakings to Company on the part of the undersigned contained therein, and Company shall continue to have those rights until all of those obligations, warranties and undertakings shall have been fully performed and discharged.

        2. All of the representations, warranties and agreements on the part of Company contained in the Agreement that concern Company and/or the undersigned are and shall remain true and correct.

        3. The undersigned shall fully and to the best of their abilities perform and discharge all of the obligations, warranties and undertakings contained in the Agreement insofar as the same are required of the undersigned and to the extent Company has undertaken to cause the performance and discharge by the undersigned of those obligations and undertakings, and the undersigned further guarantee the full and faithful performance of all other obligations of Company under the Agreement, it being agreed and acknowledged that such guarantee shall be applicable regardless of whether, for any reason whatsoever, notwithstanding the provisions of paragraph 1 above, Company shall cease to have the right to perform the obligations, warranties and undertakings to ADNM on the part of Company contained in the Agreement.

        4. The undersigned agree to look solely to Company (and not to ADNM) with respect to all monies payable to the undersigned in connection with the Agreement.

        5. ADNM may, in its own name, institute any action or proceeding against the undersigned to enforce its rights under the Agreement and/or this agreement, and ADNM shall be entitled to equitable relief, including injunctive relief, to enforce the provisions of said agreements, without the necessity of first resorting to or exhausting any rights or remedies against Company.

Dated as of _______ ___, 19___, by and


______________________

______________________

                                    EXHIBIT C

                  MERCHANDISER'S STANDARD WHOLESALE PRICE LIST

                             MERCHANDISER'S STANDARD
                              WHOLESALE PRICE LIST

                              (as of June 11, 1999)

               --------------------------------- ----------------
                             ITEM                     PRICE
               --------------------------------- ----------------
               T-shirt (adult)                       [***]
               --------------------------------- ----------------
               T-shirt (youth)                       [***]
               --------------------------------- ----------------
               Baby T                                [***]
               --------------------------------- ----------------
               Tank top (women's)                    [***]
               --------------------------------- ----------------
               Long-sleeve shirt                     [***]
               (men's/women's)
               --------------------------------- ----------------
               Football jersey                       [***]
               --------------------------------- ----------------
               Tie-dye shirt                         [***]
               --------------------------------- ----------------
               Baseball jersey (men's)               [***]
               --------------------------------- ----------------
               Baseball jersey (women's)             [***]
               --------------------------------- ----------------
               Poly T (women's)                      [***]
               --------------------------------- ----------------
               Hats                                  [***]
               --------------------------------- ----------------


----------
        [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT D

                          PRE-APPROVED FULFILLMENT FEES

   --------------------------------------- -----------------------------------
             Item Retail Price                      Fulfillment Fee
   --------------------------------------- -----------------------------------
                   [***]                                 [***]
                   [***]                                 [***]
                   [***]                                 [***]
                   [***]                                 [***]
   --------------------------------------- -----------------------------------

         IN ADDITION, THE FOLLOWING PACKAGING COSTS ARE APPLICABLE:

   --------------------------------------- -----------------------------------
                  Box Size                           Packaging Cost
   --------------------------------------- -----------------------------------
                   [***]                                 [***]
                   [***]                                 [***]
                   [***]                                 [***]
   --------------------------------------- -----------------------------------


----------
        [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT E

                                ARTISTDIRECT, LLC

                   WARRANT TO PURCHASE 1,370,558 COMMON UNITS

                                                              WARRANT NO. 1999-3

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT IS FURTHER SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IN THAT CERTAIN SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF ARTISTDIRECT, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, DATED MAY 18, 1999, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

                               WARRANT TO PURCHASE
                     LIMITED LIABILITY COMPANY COMMON UNITS

        This certifies that Winterland Concessions Company, a California corporation, doing business as "Winterland" ("Merchandiser) is entitled, on or after the date hereof, to become a Member in ARTISTdirect, LLC, a California limited liability company (the "Company"), on and subject to the terms and conditions contained herein and in the "Operating Agreement" (as defined below), with the number of Common, Units in the Company set forth in Section 1 below, in return for a capital contribution by Merchandiser to the Company of cash consideration in an amount equal to One Dollar ($1.00) per Common Unit (subject to adjustment as hereinafter provided, the "Warrant Price").

        Except as otherwise specifically provided herein, terms used but not otherwise defined herein shall have those meanings as set forth in that certain Second Amended and Restated Operating Agreement of ARTISTdirect, LLC, dated May 18, 1999, as the same may be amended from time to time (the "Operating Agreement"). A true and correct copy of the Operating Agreement is attached hereto.

        This Warrant is subject to the following terms and conditions:

1. Common Units Subject to Warrant: Vesting.


----------
        [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        (a) Definitions.

                (i) "ADNM" means ARTISTdirect New Media, LLC, a Subsidiary of the Company;

                (ii) "ADNM Merchandiser Agreement" means that certain Merchandiser Agreement dated June 7, 1999 between ADNM and Merchandiser,

                (iii) "ADNM Qualifying Revenue" means the "Adjusted Gross Merchandiser Product Revenue" (as defined in the ADNM Merchandiser Agreement), excluding, however, all amounts received in respect of "Merchandiser Product" (as defined in the ADNM Merchandiser Agreement) sold in respect of orders placed through the UBL Store.

                (iv) "UBL" means The Ultimate Band List, LLC, a Subsidiary of the Company;

                (v) "UBL Merchandiser Agreement" means that certain Merchandiser Agreement dated June 7, 1999 between UBL and Merchandiser;

                (vi)"UBL Store" has the meaning ascribed thereto in the ADNM Merchandiser Agreement;

                (vii) "UBL Qualifying Terms" means on a consignment basis or on terms requiring payment no earlier than the date ninety (90) days after the receipt by UBL's fulfillment center(s) of the applicable product items and UBL's receipt of an invoice from Merchandiser therefor;

                (viii) "UBL Merchandiser Product" means merchandise provided to UBL on UBL Qualifying Terms by either Merchandiser or any "Sublicensee" (as defined in the UBL Merchandiser Agreement);

                (ix) "UBL Gross Merchandiser Product Revenue" means the amount actually received by UBL in respect of UBL Merchandiser Product sold to customers who place orders through the UBL Store, including any directly related shipping and handling revenues collected by UBL from such customers;

                (x) "UBL Deductible Amounts" means all third party costs (including all associated freight and insurance costs) of shipping the applicable merchandise to UBL's fulfillment center(s); all third party fulfillment fees, third party warehouse charges and third party related charges (e.g., box charges and return processing fees); sales, use and value-added taxes; credit card and other third party service fees; agent commissions; and any credits for returns, cancellations and exchanges; provided, however that, in order for any of the foregoing to constitute a "UBL Deductible Amount," it must be approved by Merchandiser in accordance with the provisions of Section 8(b)(iii) of the ADNM Merchandiser Agreement, if applicable.

                (xi) "UBL Qualifying Revenue" means UBL Gross Merchandiser Product Revenue less the UBL Deductible Amounts; and

                (xii) "Highest Sales" means the greatest aggregate ADNM Qualifying Revenue and UBL Qualifying Revenue during any period of twelve (12) consecutive calendar months of the term of each of the ADNM Merchandiser Agreement and the UBL Merchandiser Agreement between June 7, 1999 and June 6, 2002);

        (b) This Warrant may be exercised with respect to:

                (i) Nine Hundred Thirteen Thousand Seven Hundred Five (913,705) Common Units at any time on or before June 6, 2004; and

                (ii) an additional Four Hundred Fifty-Six Thousand Eight Hundred Fifty-Three (456,853) Common Units if Highest Sales equal or exceed Ten Million Dollars ($10,000,000). In this regard, the Company shall notify Merchandiser within sixty (60) days following the date upon which such level of Highest Sales is achieved, if at all.

2. Term. Except for the rights conferred upon the Company pursuant to Section 7(a) below, this Warrant, and Merchandiser's right to exercise this Warrant, shall terminate immediately upon the first to occur of the following:

        (a) the close of business (i.e., 5:00 p.m., Los Angeles time) on June 6, 2007;

        (b) the termination of the ADNM Merchandiser Agreement prior to the expiration of the full term thereof either (i) by ADNM due to a material breach thereof by Merchandiser, which breach remains uncured for the period specified in Section 16(b) of the ADNM Merchandiser Agreement, or (ii) by Merchandiser other than due to a material breach thereof by ADNM, which breach remains uncured for the period specified in Section 16(b) of the ADNM Merchandiser Agreement;

        (c) the termination of the UBL Merchandiser Agreement prior to the expiration of the full term thereof either (i) by UBL due to a material breach thereof by Merchandiser, which breach remains uncured for the period specified in Section 4(b) of the UBL Merchandiser Agreement, or (ii) by Merchandiser other than due to a material breach thereof by UBL, which breach remains uncured for the period specified in Section 4(b) of the UBL Merchandiser Agreement; or

        (d) the breach by Merchandiser of any material provision of this Warrant.

3. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange. This Warrant may be exercised by Merchandiser, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company at 17835 Ventura Blvd., Suite 310, Encino, CA 91316 (or at such other location as the Company may advise Merchandiser in writing), and by (a) payment to the Company in cash or immediately available funds of the Warrant Price of the Common Units being purchased, and (b) delivery to the Company of a customary investment letter executed by Merchandiser, representing and warranting that the Common Units are being acquired for Merchandiser's own account, for investment purposes only, and not with a view to the distribution, resale or other distribution thereof, and acknowledging the issuance and transfer of the Common Units are subject to the requirements of federal and state securities laws. Merchandiser, in lieu of exercising this Warrant for a specified number of Common Units (the "Exercised Units") and paying the aggregate exercise price therefor (the "Exercise Price"), may elect to receive a number of Common Units equal to the number of Exercised Units, minus a number of Common Units having an aggregate "Fair Market Value" (as defined below) equal to the Exercise Price. After any such election, the number of Common Units covered by this Warrant shall be deemed automatically reduced by the number of Exercised Units. For purposes of this Warrant, "Fair Market Value" means (a) if the Common Units are then publicly traded, the closing sale price of the Common Units on its principal stock exchange or market system (or the average of the closing bid and asked prices, if closing sales prices are not reported) for the ten (10) consecutive trading days immediately prior to the date of any such "net exercise," or (b) in all other cases, as determined by the Managers in their sole, good faith discretion. In the event of any exercise, or any such "net exercise," of less than all of the rights represented by this Warrant, the Company shall issue to Merchandiser a new warrant evidencing the ability of Merchandiser to purchase the balance of the number of Common Units from the Company, and shall deliver such warrant to Merchandiser promptly following such partial exercise. The Company agrees that the Common Units issuable to Merchandiser upon exercise of this Warrant shall be issued to Merchandiser as of the close of business on the date on which all of the above-described conditions to exercise have be satisfied. Merchandiser hereby covenants and agrees that, upon Merchandiser's exercise of all or a portion of this Warrant and Merchandisers making the applicable payment to the Company in respect thereof, Merchandiser and the Common Units issued to Merchandiser with respect to such exercise shall become subject to the terms and conditions of the Operating Agreement, including without limitation, the obligation to sell Common Units and the restrictions on transfer of Common Units contained therein. In this regard, Merchandiser acknowledges that it shall only become a Member and be entitled to the rights as a Member once Merchandiser validly exercises this Warrant in accordance with the terms hereof and executes a signature page to the Operating Agreement whereby it agrees to be bound by all of the terms thereof, excluding the non-competition covenant contained in Section 3.10 thereof, from which Merchandiser shall be exempted.

4. Due Authorization and Issuance. The Company covenants and agrees that any and all of the Common Units issued to Merchandiser in accordance with the terms hereof will, upon such issuance, be duly authorized, validly issued and free from all preemptive rights of any holder of Common Units in the Company, free and clear of all taxes, liens and charges with respect to such issuance. The Company further covenants and agrees that, during the period within which this Warrant may be exercised, the Company will take no action that would prohibit the issuance of Common Units required to be issued in accordance with the terms and conditions hereof on such exercise. The Company hereby represents and warrants that, as of May 18, 1999, 1,370,558 Common Units represented a fully-diluted Percentage equal to one and one-half percent (1.5%).

5. Fractional Common Units. No fractional Common Units shall be issued in connection with any exercise hereunder but in lieu of such fractional Common Units, the Company shall make a cash payment therefor upon the basis of the fair market value of the Common Units, as determined by the Managers in their sole, good faith discretion.

6. Certain Adjustments.



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

        (a) If the outstanding Common Units are changed into or exchanged for a different number or kind of securities of the Company or a successor entity (including a `C-corporation" that becomes the successor or parent of the Company in connection with a roll-up or similar exchange transaction in connection with an initial public offering) through a capital reorganization or reclassification, or if the number of outstanding Common Units is changed through a split of Common Units, reverse split of Common Units or issuance of a Common Unit dividend, then an appropriate adjustment shall be made by the Company in (i) the number or kind of Common Units that may be purchased pursuant to the exercise of this Warrant, and (ii) the number, exercise price, or kind of securities subject to this Warrant. Any such adjustment in this Warrant, however, shall be made without a change in the total price applicable to the unexercised portion of this Warrant but with a corresponding adjustment in the price for each Common Unit covered by this Warrant. In making such adjustments, or in determining that no such adjustments are necessary, the Company may rely upon the advice of counsel and accountants to the Company, and the determination of the Company shall be binding.

        (b) Upon (i) the dissolution, liquidation, or sale of all or substantially all of the business, properties and assets of the Company, (ii) any reorganization, merger, consolidation, sale or exchange of securities in which the Company does not survive, (iii) any reorganization, merger, consolidation, sale or exchange of securities in which the Company does survive and any of the Company's members have the opportunity to receive cash, securities of another entity and/or other property in exchange for their Common Units (other than a "roll-up" or similar exchange transaction in connection with an initial public offering), or (iv) any acquisition by any person or group (as defined in Section 13(d)) of the Securities Exchange Act of 1934, as amended), of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding Common Units (each of the events described in clauses (i), (ii), (iii), or (iv) is referred to herein as an "Extraordinary Event"), this Warrant shall terminate unless it survives the Extraordinary Event pursuant to Section 6(d) below.

        (c) Merchandiser shall have the right until ten (10) days before the effective date of any Extraordinary Event to exercise, in whole or in part, this Warrant, but only to the extent to which it is exercisable pursuant to the provisions hereof. In this regard, the Company shall notify Merchandiser in writing of the Company's intent to engage in any Extraordinary Event on or before the date (the "Notice Date") that is no less than twenty (20) days before the effective date of such Extraordinary Event. In addition, notwithstanding anything to the contrary contained herein, if an Extraordinary Event shall occur during the term of the Merchandiser Agreement, then, solely for purposes of determining the extent to which this Warrant is exercisable in accordance with this Section 6(c), Highest Sales shall be determined either: (i) with reference to each period of twelve (12) consecutive calendar months of the term of the Merchandiser Agreement prior to the Notice Date; or (ii) if fewer than twelve
(12) months have elapsed since the commencement of the term of the Merchandiser Agreement, on an annualized basis.

        (d) If an Extraordinary Event occurs during the term of the Merchandiser Agreement, then the Company shall be obligated to either, in its sole discretion: (i) cause this Warrant to survive such Extraordinary Event or (ii) cause the surviving entity (which may be the Company), or any other entity that, after giving effect to the Extraordinary Event, owns, directly or indirectly, fifty percent (50%) or more of the Company's then outstanding Common Units, to tender to Merchandiser a substitute warrant to purchase units or other equity interests in such



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

entity containing terms and provisions substantially preserving, in the sole and absolute, good faith discretion of the Company, the rights and benefits of this Warrant to the extent then outstanding (a "Substitute Warrant"). If an Extraordinary Event occurs after the term of the Merchandiser Agreement, in its sole and absolute discretion, the Company may permit this Warrant to survive such Extraordinary Event. In addition, if an Extraordinary Event occurs after the term of the Merchandiser Agreement, in its sole and absolute discretion, the surviving entity (which may be the Company), or another entity, may, but shall not be so obligated, tender to Merchandiser a Substitute Warrant.

        (e) The grant of this Warrant shall not affect in any way the right or power of the Company to make adjustments, reclassification or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets or undertake any other permitted limited liability company action.

        (f) Upon the occurrence of each adjustment of this Warrant pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Merchandiser a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request of Merchandiser, furnish or cause to be furnished to Merchandiser a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Exercise Price at the time in effect; and (iii) the number of Common Units, if any, and the amount, if any, of other securities or property that at the time would be received upon the exercise of this Warrant.

7. Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Units upon exercise of this Warrant.

        (a) Drag-Along Obligation. Notwithstanding anything to the contrary contained herein, if the Managers find an acquirer for all or any portion of their interest in the Company (whether such acquisition is by way of purchase of assets or Common Units or successor equity securities, merger, recapitalization or other form of transaction, and including, without limitation, a roll-up transaction that is for the purpose of a reorganization among the Company and its Affiliates), then, at the request of the Managers, Merchandiser shall sell or otherwise transfer a corresponding portion of any Common Units (or successor equity securities) then held by Merchandiser to such acquirer on the same terms and conditions as apply to the sale or other transfer by the Managers. Merchandiser further agrees timely to take such other actions as the Managers may reasonably request in connection with the approval of the consummation of such sale or other transfer, including, without limitation, voting in favor of such sale or other transfer and waiving any dissenters' rights, executing such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale or other transfer, and, in the event that such sale or other transfer is structured as a recapitalization, transferring and retaining such portion of Common Units (or successor equity securities) and rights under this Warrant as may be requested by the Managers.

8. Transferability of Warrant. This Warrant may not be sold, conveyed, transferred, alienated, donated, encumbered or otherwise disposed of by Merchandiser and, accordingly, any purported such transaction shall be void ab initio, of no force or effect.

9. Investment Representation. Merchandiser represents and warrants to the Company that Merchandiser is acquiring this Warrant for Merchandiser's own account for investment and not with a view to, or for resale in connection with any distribution thereof. Merchandiser acknowledges that this Warrant and the Common Units that may be purchased under this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent of Merchandiser as expressed herein.

10. Amendment and Waiver; Successors. This Warrant may only be amended or supplemented, and any waiver or departure from the provisions hereof may only be given, with the consent of the Managers and Merchandiser. All of the covenants and provisions of this Warrant by or for the benefit of the Company and Merchandiser shall bind and inure to the benefit of them and their respective permitted successors and assigns hereunder.

11. Notices. All notices required by this Warrant to Merchandiser shall be sent to Winterland Concessions Company, 1951 Fairway Drive, San Leandro, CA 94577, or such other address as Merchandiser may hereafter designate by notice to the Company. All notices sent under this Agreement to the Company or the Managers shall be sent to the address indicated in Section 3 above. All notices required by this Warrant must be in writing to be effective, and must be sent by a third party messenger, by air courier service with a written acknowledgment of receipt, by registered or certified mail, return receipt requested, or through a telegraph office. The date of personal delivery, of mailing, or the date of delivery to a telegraph office, as the case may be, of any such notice shall be deemed the date of the giving thereof (except, with respect to notices of change of address, the date of which will be the date of receipt by the receiving party). Until the Company notifies Merchandiser otherwise, a copy of all notices hereunder to the Company shall be simultaneously sent as aforesaid to Lenard & Gonzalez LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067;
Attention: Allen D. Lenard, Esq.

12. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

13. Lost Warrant. The Managers and the Company represent and warrant to Merchandiser that upon receipt of evidence reasonably satisfactory to the Managers and the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction upon receipt of an indemnity reasonably satisfactory to the Managers and the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Managers and the Company will make and deliver a new Warrant in lieu of the lost, stolen, destroyed or mutilated Warrant.

        IN WITNESS WHEREOF, Merchandiser, the Company and the Managers have caused this Warrant to be duly executed and issued as of June 7, 1999.

"COMPANY"                                   "MERCHANDISER"

ARTISTdirect, LLC                           Winterland Concessions Company, a
                                            California corporation, doing
                                            business as "Winterland"

By:     __________________________

Its:    Co-Chief Executive Officer

                                            By:   ______________________________
                                                  (an authorized signatory)

"MANAGERS"

__________________________________
Marc Geiger

__________________________________
Donald Muller



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